SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the "**Agreement**") dated as of July 13, 2010, by and among American Scientific Resources, Incorporated, a Nevada corporation, with headquarters located at 1112 Weston Road, Unit 278, Weston Florida 33326 (the "**Company**"), and the purchaser identified on the signature page hereto (including its successors and assigns (the "**Purchaser**").

WHEREAS, the Purchaser desires to purchase from the Company convertible debentures in the aggregate amount of $300,000 substantially the form attached hereto as Exhibit A (the "Debentures") in increments of $60,000 as further described herein;

NOW, THEREFORE, in consideration of the foregoing and on the basis of the respective representations, warranties, covenants, agreements, undertakings and obligations set forth herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

PURCHASE AND SALE OF THE DEBENTURES

1.1 <u>Purchase and Sale of Securities</u>. Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell, assign, transfer and deliver to Purchaser and Purchaser hereby agrees to purchase at the Closing (as defined in Section 2) and accept delivery from the Company, an initial Debenture in the principal amount of $60,000 (the "Initial Debenture") free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever, for the consideration specified herein.

ARTICLE 2

CLOSING

2.1 <u>Closing</u>. As used herein the Closing Date shall mean the day when all conditions precedent to (i) the Purchaser's obligations to purchase the Initial Debenture and (ii) the Company's obligations to issue the Initial Debenture has been satisfied or waived. On Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell and the Purchaser agrees to purchase the Initial Debenture. The closing of the purchase and sale of the Debentures is referred to herein as the "Closing".

The Closing shall occur on the date of this Agreement at the offices of Sichenzia Ross Friedman Ference LLP, New York, New York 10066, at 10:00 a.m., or at such other time and place as the parties may agree.

2.2 <u>Deliveries</u>.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser:

(i) this Agreement duly executed by the Company;

(ii) a Debenture in the principal amount equal to $60,000; and

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company:

(i) this Agreement duly executed by the Purchaser; and

(ii) the amount of $60,000 by wire to the account specified in writing by the Company.

2.3 Closing Conditions

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein;

(ii) the delivery by the Purchaser of the items set forth in Section 2.2 (b).

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the relevant Closing Date shall been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and is qualified in no other state.

(b) This Agreement has been duly executed and delivered by Company and constitutes the valid, binding and enforceable obligation of Company, subject to the applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and rights of stockholders.

(c) The Company has the unqualified right to sell, assign, and deliver the Debentures, the Additional Debentures and the Interest Common Stock (collectively the "Securities"), and, upon consummation of the transactions contemplated by this Agreement, the Purchaser will acquire good and valid title to the Securities, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

(d) Company has full power and authority to sell and transfer the Securities to Purchaser without obtaining the waiver, consent, order or approval of (i) any state or federal governmental authority or (ii) any third party or other person.

(e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or By-Laws of the Company or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company is a party to or by which the Company is bound.

(f) The Company has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the Company. The Company is not in violation of any of the provisions of its certificate of incorporation or by-laws. No consent, approval or agreement of any individual or entity is required to be obtained by the Company in connection with this Agreement.

(g) There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Company's best knowledge, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against the Company that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(h) No bankruptcy, receivership or debtor relief proceedings are pending or, to the best of the Company's knowledge, threatened against the Company.

(i) The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign laws, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to "Laws" shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

(j) All representations, covenants and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing date with the same effect as though the same had been made on and as of such date.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

4. **Representations and Warranties of Buyer**. The Purchaser hereby represents and warrants to the Company as follows:

(a) Organization; Authority. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement. and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Purchaser. This Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting Purchaser's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.

(c) Purchaser Status. At the time Purchaser was offered the Securities, it was, as of the date hereof it is, as of the date of the issuance of the Additional Debentures and Interest Common and when it converts any portion of the Debentures it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Purchaser has (i) a preexisting personal or business relationship with the Company or one or more of its directors, officers or control persons or (ii) by reason of Purchaser's business or financial experience Purchaser is capable of evaluating the risks and merits of this investment and of protecting Purchaser's own interests in connection with an investment in the Securities.

(d) Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Receipt of Information. Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Purchaser further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of Purchaser to rely thereon.

ARTICLE 5

MISCELLANEOUS

5.1 Additional Sales of Debentures. Purchaser agrees to purchase $240,000 of additional Debentures (the "Additional Debentures") as follows:

Purchaser Must Purchase Debenture on or Before the following dates	Amount of Debenture that must be Purchased
August 13, 2010	$60,000
September 13, 2010	$60,000
October 13, 2010	$60,000
November 13,2010	$60,000

The Purchaser shall wire the amount of each Debenture to the Company pursuant to the wire instructions set forth on herein. Within five days of the receipt of a wire for a Debenture, the Company shall deliver to the Purchaser at the address set forth in Section 5.4 an original Debenture in the principal amount of such Debenture.

5.2 Issuance of Interest Shares. Within five days of the receipt of payment for the Debenture and each of the Additional Debentures, the Company shall issue to the Purchaser 12,602,690 shares of its restricted common stock (the "Interest Common Stock"), such that within five days of the receipt of a total of $300,000 pursuant to this Agreement, the Company will have issued the Purchaser a total of 63,013,452 shares of its restricted common stock which shares are in payment for past penalty interest due on the promissory note dated September 28, 2007 between the Company and LankTree Consulting corporation.

5.3 **<u>Promissory Note, dated September 28, 2007</u>**. The Company issued Purchaser a Promissory Note, dated September 28, 2007 (the "2007 Promissory Note"), in the original principal amount of $267,500. The present balance in principle and interest through June 30, 2010, is $580,000. The Purchaser hereby agrees that from the date hereof until 180 days from the date hereof, penalty interest (and interest) under the 2007 Promissory Note shall cease to accrue.

5.4 **<u>Conversion of the 2007 Promissory Note.</u>** The Company and the Purchaser (referred to in this Section as the ("Holder") hereby agrees that notwithstanding anything to the contrary in the 2007 Promissory Note, such note shall be convertible into shares of the Company's Common Stock as follows:

(a) Optional Conversion. Subject to the terms of this Section, the Holder shall have the right after six months from the date here of, but not the obligation, at any time until the maturity date of the 2007 Promissory Note, or thereafter during an Event of Default and to convert all or any portion of the outstanding principal amount ("Principal Amount") and/or accrued interest and fees due and payable into fully paid and nonassessable shares of the Common Stock at the Fixed Conversion Price. The shares of Common Stock to be issued upon such conversion are herein referred to as the "**Conversion Shares.**" The "**Fixed Conversion Price**" shall mean $0.004 per share.

(b) Mechanics of Holder's Conversion. In the event that the Holder elects to convert the 2007 Promissory Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("**Notice of Conversion**") to Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the principal amount of the 2007 Promissory Note, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower on the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the "**Conversion Date**"). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit B. Pursuant to the terms of the Notice of Conversion, Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by physical delivery or crediting the account of the Holder's designated broker with the Depository Trust Corporation ("**DTC**") through its Deposit Withdrawal Agent Commission ("**DWAC**") system within seven (7) business days after receipt by Borrower of the Notice of Conversion (the "**Delivery Date**"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides Borrower written instructions to the contrary.

(c) Conversion Mechanics. The number of shares of Common Stock to be issued upon each conversion of the 2007 Promissory Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(i) Reclassification, etc. If Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, the 2007 Promissory Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after such reclassification or other change at the sole election of the Holder.

(ii) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by Borrower in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(d) Reservation of Shares. During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of the 2007 Promissory Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of the 2007 Promissory Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of the 2007 Promissory Note.

5.5 **Further Assurances** By its signature hereto, each party consents and agrees to all of the transactions contemplated hereby. Each party hereto shall execute, deliver, file and record any and all instruments, certificates, agreements and other documents, and take any and all other actions, as reasonably requested by any other party hereto in order to consummate the transactions contemplated hereby and, in the case of the Company, to ensure that Purchaser receive in full the benefits of the equity interests to which they are entitled hereby.

5.6 **Notices**. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made if (i) sent by registered or certified mail, return receipt requested, postage prepaid, (ii) hand delivered, (iii) sent by prepaid overnight carrier, with a record of receipt or (iv) sent by facsimile (with confirmation of receipt), to the parties at the following address (or at such other addresses as shall be specified by the parties by like notice):

(i) To the Company:
American Scientific Resources, Incorporated
1112 Weston Road, Unit 278
Weston, Florida, 33326
Fax: (954) 659-3412
Attention: Christopher Tirotta

With a copy to:
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York 10006
Fax: (212) 930-9725
Attention: David B. Manno, Esq.

(ii) To Purchaser:

Each notice or other communication shall be deemed to have been given on the date received.

5.7 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

5.8 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

5.10 Governing Law and Jurisdiction. This Agreement and all issues arising out of this Agreement will be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. Any action brought concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of Florida or in the federal courts located in the State of New York. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts.

5.9 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

5.10 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above

THE COMPANY:

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

By: ______________________
Name: Christopher F. Tirotta, MD, MBA
Title: CEO/Chairman

PURCHASER:

LANKTREE CONSULTING CORP.

By: ______________________
Name: CHARLES T LANKTREE
Title: OWNER

KL2 2499439.1KL2 2499439.1

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED'S WIRE INFORMATION

September 28, 2007

LANKTREE CONSULTING CORP.

EXHIBIT B

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Promissory Note issued to Lanktree Consulting Corp., dated September 28, 2007 (the "2007 Promissory Note") into Common Stock)

[Name and Address of Holder]

The undersigned hereby converts $________ of the principal due on [specify applicable Date] under the 2007 Promissory Note issued by Corporation ("Borrower") dated as of ___, 2010 by delivery of shares of Common Stock of Borrower on and subject to the conditions set forth in Article II of such Debenture.

1. Date of Conversion ______________________

2. Shares To Be Delivered: ______________________

____

By:______________________________
Name:______________________________
Title:______________________________